EXHIBIT 99.1

Historical E-Commerce Statistics

	2010			2011				2012
	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q

# of Active Customers*
- Total	1,086	1,110	1,133	1,165	1,197	1,255	1,385	1,672	1,864
- Vitacost.com						1,223	1,275	1,396	1,490

# of New Customers*
- Total	149	144	129	165	157	181	255	416	324
- Vitacost.com						148	177	250	226

# of Orders*
- Total	697	674	734	837	866	866	1,002	1,295	1,181
- Vitacost.com						830	910	1,091	1,051

AOV (including shipping)
- Total	$77.66	$78.18	$80.04	$78.08	$76.10	$74.25	$68.67	$64.39	$68.51
- Vitacost.com						$76.16	$72.66	$70.94	$73.43

YOY Growth

# of Active Customers
- Total					10.2%	13.1%	22.2%	43.5%	55.8%
- Vitacost.com					10.2%	10.2%	12.5%	19.7%	24.5%

# of New Customers
- Total					5.2%	25.8%	97.9%	151.6%	106.1%
- Vitacost.com					5.2%	3.3%	37.4%	51.0%	43.7%

# of Orders
- Total					24.2%	28.4%	36.4%	54.8%	36.4%
- Vitacost.com					24.2%	23.0%	23.9%	30.4%	21.4%

AOV (including shipping)
- Total					(2.0%)	(5.0%)	(14.2%)	(17.5%)	(10.0%)
- Vitacost.com					(2.0%)	(2.6%)	(9.2%)	(9.1%)	(3.5%)

*#s in 000s